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EXHIBIT 11.1 - STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

                                         Three Months   Three Months
                                             Ended         Ended
                                          March 31,      March 31,
                                             1997           1996
                                         ------------   ------------
                                    (In thousands, except per share data)

NET INCOME                                   $387           $213
                                         ------------   ------------
                                         ------------   ------------
PER SHARE DATA:
Net income per common equivalent share,
 primary                                     $0.05          $0.03
                                         ------------   ------------
                                         ------------   ------------
Net income per common equivalent share,
 fully diluted                               $0.05          $0.03
                                         ------------   ------------
                                         ------------   ------------
WEIGHTED AVERAGE NUMBER OF
 COMMON AND COMMON EQUIVALENT
 SHARES:
Primary:
    Weighted average number of common
    shares outstanding                       7,844          7,699
Common equivalent shares:
    Warrants                                     2              3
    Options                                    100            189
                                         ------------   ------------
                                             7,946          7,890
                                         ------------   ------------
                                         ------------   ------------
Fully diluted:
    Weighted average number of common
    shares outstanding                       7,844          7,699
Common equivalent shares:
    Warrants                                     2              3
    Options                                    100            193
                                         ------------   ------------
                                             7,946          7,895
                                         ------------   ------------
                                         ------------   ------------